Exhibit 99.1

LIMITED BRANDS ANNOUNCES PROPOSED

$750 MILLION OFFERING OF SENIOR NOTES DUE 2021 AND

AUTHORIZES $500 MILLION SHARE REPURCHASE PROGRAM

COLUMBUS, Ohio, March 22, 2011 —Limited Brands, Inc. (NYSE: LTD) (“Limited Brands”) announced today that it is offering to sell $750 million aggregate principal amount of senior notes due 2021 (the “2021 Notes”) in a public offering underwritten by Merrill Lynch, Pierce Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. as joint book-running managers. The 2021 Notes will be guaranteed by certain of Limited Brands’ subsidiaries. The company also announced that its board of directors has authorized a new $500 million share repurchase program (which includes $31 million remaining under the company’s existing $200 million share repurchase program). In accordance with the company’s long-standing commitment to returning value to shareholders, the company intends to use the proceeds of the Notes offering, after the payment of fees and expenses, to repurchase $500 million of the company’s shares pursuant to the new share repurchase program and for general corporate purposes.

A registration statement relating to the offering of the 2021 Notes has been filed with the United States Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell nor an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the 2021 Notes may be made only by means of a prospectus supplement and the accompanying prospectus.

For additional information regarding the terms of the offering of the 2021 Notes, please contact Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001, toll-free at 1-800-294-1322, or J.P. Morgan Securities LLC, 270 Park Avenue, New York 10017, collect at 1-212-834-4533, or Citigroup Global Markets Inc., 390 Greenwich Street, New York, NY 10013, collect at 1-212-723-6020.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, La Senza, C.O. Bigelow, White Barn Candle Co. and Henri Bendel, is an international company. The company operates 2,640 specialty stores in the United States and its brands are sold in more than 800 company-operated and franchised additional locations world-wide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release, incorporated by reference into this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release, incorporated by reference into this press release or otherwise made by our company or our management:

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general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes, other charges on imports;

•	legal and regulatory matters;

•	volatility in currency;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and related pricing impacts;

•	the disruption of imports by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or incorporated by reference into this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found under the heading “Item 1A. Risk Factors.” in our 2010 Annual Report on Form 10-K.